UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 27, 2017

CNX Resources Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-14901	51-0337383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

CNX Center

1000 CONSOL Energy Drive

Canonsburg, Pennsylvania 15317

(Address of principal executive offices)

(Zip code)

Registrant’s telephone number, including area code: (724) 485-4000

CONSOL Energy Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

CNX Resources Corporation, formerly known as CONSOL Energy Inc. (the “Company”) as borrower and certain of its subsidiaries as guarantor loan parties entered into Amendment No. 4, dated as of November 27, 2017 (the “Amendment”) with certain lenders and PNC Bank, National Association as administrative agent. The Amendment amends the Amended and Restated Credit Agreement, dated as of June 18, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). A copy of the Amendment is attached hereto as Exhibit 10.1, and is incorporated herein by reference. The description of the Amendment in this Form 8-K is a summary and is qualified in its entirety by the terms of the Amendment.

The Amendment amends the Credit Agreement to allow, among other things, the spinoff of the coal assets of the Company as contemplated by the Form 10 of CONSOL Mining Corporation filed with the U.S. Securities and Exchange Commission, as amended, and any transactions or arrangements entered into in connection with the spinoff, including releases of associated entities or assets from the Credit Agreement and any liens granted under the loan documents.

In connection with the spinoff of the coal assets, the Amendment also reduces the maximum facility amount under the Credit Agreement from $2.5 billion to $2.0 billion, (ii) reduces the letter of credit sublimit available to the Company, and (iii) caps the revolving credit commitments at $1.5 billion.

The description set forth above is not complete and is subject to and qualified in its entirety by reference to the complete text of the Amendment, a copy of which is filed herewith as an exhibit and the terms of which are incorporated herein by reference.

The Amendment is being filed herewith solely to provide investors and security holders with information regarding its terms. It is not intended to be a source of financial, business or operational information about the Company or any of its subsidiaries or affiliates. The representations, warranties and covenants contained in the Amendment are made solely for purposes of that agreement and are made as of specific dates; are solely for the benefit of the parties thereto; may be made for the purpose of allocating contractual risk between the parties instead of establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Amendment, which subsequent information may or may not be fully reflected in public disclosures.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The response to Item 1.01 is incorporated herein by reference to this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of the Exhibit

10.1	Amendment No. 4, dated as of November 27, 2017, to the Amended and Restated Credit Agreement, dated as of June 18, 2014, by and among the Company, the subsidiary guarantors party thereto, certain lenders and PNC Bank, National Association as administrative agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNX Resources Corporation

By:	/s/ Stephen W. Johnson
Name:	Stephen W. Johnson
Title: Executive Vice President and Chief Administrative Officer

Dated: December 1, 2017